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                                                                    EXHIBIT 3.39

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                TSI EAST 33, INC.

                  Under Section 805 of the Business Corporation Law

                  The undersigned, Mark Smith and Alexander A. Alimanestianu, being respectively the Chairman and Chief Executive Officer and the Executive Vice President and Secretary of TSI East 33, Inc., a corporation organized under the laws of the State of New York (the "Corporation"), pursuant to Section 805 of the Business Corporation Law of the State of New York do hereby certify that:

                  1. The name of the Corporation is TSI East 33, Inc. The corporation was originally incorporated as TSI Old Slip, Inc.

                  2. The Certificate of Incorporation of the Corporation was filed by the Department of State on September 26, 1988.

                  3. The amendment to the Certificate of Incorporation effected by this Certificate is to change the name of the Corporation. Article FIRST of the Certificate of Incorporation of the Corporation as now in full force and effect is hereby

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amended in its entirety to read as follows:

                  FIRST:   The name of the Corporation is TSI EAST 36, INC.

                  4. The foregoing amendment of the Certificate of Incorporation of the Corporation was authorized by the consent in writing of all members of the Board of Directors of the Corporation to the adoption of a resolution authorizing the same, followed by the written consent thereto signed by the holders of all outstanding shares of the Corporation entitled to vote thereon, pursuant to Sections 615, 708 and 803 of the Business Corporation Law of the State of New York.

                  IN WITNESS WHEREOF, the undersigned have executed this Certificate this 28th day of April, 1997 and affirm the statements contained herein as true under the penalties of perjury.


                                                  /s/ Mark Smith
                                                 ------------------------------
                                                  Mark Smith
                                                  Chairman and Chief Executive
                                                   Officer

                                                  /s/ A. Alimanestianu
                                                --------------------------------
                                                  Alexander A. Alimanestianu
                                                  Executive Vice President and
                                                   Secretary

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                                                                EXHIBIT 3.39pt2

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                               TSI OLD SLIP, INC.

                  Under Section 805 of the Business Corporation Law

                  The undersigned, Mark Smith and Alexander A. Alimanestianu, being respectively the Chairman and Chief Executive Officer and the Executive Vice President and Secretary of TSI Old Slip, Inc., a corporation organized under the laws of the State of New York (the "Corporation"), pursuant to Section 805 of the Business Corporation Law of the State of New York do hereby certify that:

                  1.       The name of the Corporation is TSI Old Slip, Inc.

                  2. The Certificate of Incorporation of the Corporation was filed by the Department of State on September 26, 1988.

                  3. The amendment to the Certificate of Incorporation effected by this Certificate is to change the name of the Corporation. Article FIRST of the Certificate of Incorporation of the Corporation as now in full force and effect is hereby amended in its entirety to read as follows:

                  FIRST:   The name of the Corporation is TSI EAST 33, INC.

                  4. The foregoing amendment of the Certificate of Incorporation of the Corporation was authorized by the consent in writing of all members of the Board of Directors of the Corporation to the adoption of a resolution authorizing the same, followed by the written consent thereto signed by the holders of all outstanding shares of the Corporation entitled to vote thereon, pursuant to Sections 615, 708 and 803 of the Business Corporation Law of the State of New York.

                  IN WITNESS WHEREOF, the undersigned have executed this Certificate this 20th day of February, 1997 and affirm the statements contained herein as true under the penalties of perjury.

                                              /s/ Mark Smith
                                             -------------------------------
                                              Mark Smith
                                              Chairman and Chief Executive
                                               Officer

                                              /s/ A. Alimanestianu
                                             -------------------------------
                                              Alexander A. Alimanestianu
                                              Executive Vice President and
                                               Secretary

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                                                                EXHIBIT 3.39_pt3

                          CERTIFICATE OF INCORPORATION
                                       OF
                               TSI OLD SLIP, INC.

                UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW

                  The undersigned, a natural person over the age of eighteen years, for the purpose of forming a corporation pursuant to the provisions of the Business Corporation Law of the State of New York, does hereby certify that:

                  FIRST: The name of the corporation is TSI Old Slip, Inc.

                  SECOND: The purposes for which the Corporation is formed are to do any and all of the things hereinafter set forth, as principal and as agent, along and in association with others, to the same extent as natural persons might or could do in any part of the world, namely:

                  (a) To construct, erect, build, purchase, sell, rent, hire, lease or otherwise acquire or dispose of racquets, squash racquets, racquet ball, squash tennis, physical exercise and fitness facilities; to own, manage, operate and maintain such facilities and to provide the same for the use and benefit of the public generally; to use such facilities for any other purposes compatible therewith; to provide locker rooms, showers and other conveniences in connection therewith; to plan, promote, organize and conduct public exhibitions of racquets, squash racquets, racquet ball, squash tennis and physical exercise and fitness training; to provide services to members of the public relating to racquets, squash racquets, racquet ball, squash tennis and physical exercise and fitness training; to purchase, manufacture, lease, deal in and sell general sporting goods, apparel, equipment and supplies; and to acquire, sell, mortgage, lease or otherwise acquire or dispose of all real or personal property necessary or convenient to any of such purposes;

                  (b) To acquire, purchase, own, hold, operate, develop, lease, borrow, lend, mortgage, pledge, exchange, sell, transfer or otherwise dispose of and to invest, trade or deal in, real and personal property of every kind and description and any interests therein necessary or incidental to the purposes of the Corporation;

                  (c) To make, enter into and perform all agreements or contracts necessary or incidental to the advancement of the purposes of the Corporation, and to do and transact all acts, business and things to accomplish or further any of the objects, powers or purposes of the Corporation incident to or in anywise connected therewith;

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                  (d)      To engage in any similar business which may be
                  conducted by a Corporation as permitted by Section 201 of the Business Corporation Law; and

                  (e) To have, in furtherance of the purposes of the Corporation, all of the powers conferred upon Corporations organized under the Business Corporation Law, subject to any limitations thereof contained in this Certificate of Incorporation or in the laws of the State of New York.

                  The foregoing purposes shall be deemed to be objects and powers of the Corporation as well as its purposes and shall be deemed independent, each of the other, and no purpose, object or power is intended to limit or restrict any other purpose, object or power.

                  THIRD: The office of the Corporation in the State of New York is to be located in the County of New York.

                  FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is Two Hundred Thousand (200,000) shares of common stock, par value $0.10 per share.

                  FIFTH: The Secretary of State of the State of New York is designated as the agent of the Corporation upon whom process against the Corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is:

                                    TSI Old Slip, Inc.
                                    c/o Fox & Horan
                                    One Broadway
                                    New York, New York 10004
                                    Attention:  Michael F. Johnston, Esq.

                  SIXTH: The Corporation shall be authorized to indemnify any and all of its directors, officers, employees and agents, and any other person or persons, to the fullest extent permitted under the Business Corporation Law of the State of New York.

                                        2

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                  SEVENTH: The personal liability of each director to the
Corporation or its shareholders for damages with respect to any breach of such director's duty as a director shall be eliminated to the fullest extent permitted under the Business Corporation Law.

                  EIGHTH: The by-laws of the Corporation may be amended at any meeting of shareholders by vote of the shareholders holding a majority of all of the outstanding stock entitled to vote, present either in person or by proxy, provided notice of the amendment is included in the notice or waiver of notice of such meeting. The board of directors of the Corporation may from time to time by the vote of a majority of the directors then in

                                        3

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office make, adopt, amend, supplement or repeal by-laws (including by-laws adopted by the shareholders of the Corporation), but the shareholders of the Corporation may from time to time specify provisions of the by-laws that may not be amended or repealed by the board of directors of the Corporation.

                  IN WITNESS WHEREOF, the undersigned has executed and acknowledged this Certificate of Incorporation this 21st day of September, 1988.

                                         /s/ Sukhwant K. Singh
                                         ---------------------------------------
                                         Sukhwant K. Singh
                                         One Broadway
                                         New York, New York 10004

STATE OF NEW YORK  )
                   )  ss.:
COUNTY OF NEW YORK )

                  On this 21st day of September, 1988, before me personally came Sukhwant K. Singh, to me known and known to me to be the person described in and who executed the foregoing Certificate of Incorporation, and acknowledged to me that she executed the same.

                                         /s/ Nancy L. Muirhead
                                         ---------------------------------------
                                         Notary Public

                                                    Nancy L. Muirhead
                                            Notary Public, State of New York
                                                     No. 31-4883106
                                              Qualified in New York County
                                          Commission Expires December 29, 1988

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